Exhibit 99.1

Elite Pharmaceuticals Appoints Davis S. Caskey to Its Board of Directors

NORTHVALE, N.J. – May 4, 2016 – Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP) announced today that its Board of Directors has appointed Davis S. Caskey to its board effective April 28, 2016.

Davis Caskey is the newest member of Elite’s Board and brings more than 40 years of pharmaceutical industry experience to this position. From 1990 until 2013, Mr. Caskey was employed by ECR Pharmaceuticals Co., Inc. (“ECR”), a venture that was founded in 1990 and acquired by Hi-Tech Pharmacal in March 2009, where he served as the operating officer. Upon leaving ECR, Mr. Caskey formed Caskey LLC, an umbrella company to provide consulting services to the pharmaceutical industry and for the management of other business interests. While at ECR, Mr. Caskey was credited with the establishment of ECR’s sales and marketing structure, its product distribution format, and management of the firm’s internal organization. His responsibilities included the oversight of drug development and regulatory filings. A primary focus was to conceive and develop, with the assistance of key strategic partners, extended release formulations of products which enhance patient compliance and safety. Prior to ECR, Mr. Caskey was employed by A.H. Robins for 18 years. His experience brings critical insight into the marketing and distribution of pharmaceutical products in a rapid and ever changing competitive marketplace. Mr. Caskey attended the University of Texas (Austin) and Lamar University, and holds bachelor’s and master’s degrees.

“We are delighted to welcome Davis Caskey to our Board of Directors where his pharmaceutical industry expertise will have an invaluable impact on the success of Elite,” stated Nasrat Hakim, Elite’s Chairman of the Board.  “We look forward to his guidance and expertise as we expand our pharmaceutical operations.”

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma and Valeant Pharmaceuticals International. Elite currently has eight commercial products being sold, additional approved products pending manufacturing site transfer and a product under review pending approval by the FDA. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.), and a Hong Kong based company for development of a branded product for the United States market and its territories. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, its ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These risks and other factors, including, without limitation, the Company’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Company’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite undertakes no obligation to update any forward-looking statements.

Contact:

Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations
518-398-6222
Dianne@elitepharma.com